Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

January 23, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Prestige Capital Corporation

Commission File No. 000-053994

We have read the statements that Prestige Capital Corporation, included under Item 4.01 of the Form 8-K report dated January 23, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy, PC

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111                      P 801-328-2727      F 801-328-1123